                                        AMENDED AND RESTATED
                                    INVESTMENT ADVISORY AGREEMENT

     AMENDED AND RESTATED AGREEMENT made as of the 1st day of January,  2006, by and between OPPENHEIMER  INTERNATIONAL BOND FUND (hereinafter referred to as the
"Fund"), and OPPENHEIMERFUNDS, INC. (hereinafter referred to as "OFI").

     WHEREAS, the Fund is an open-end, diversified management investment company
registered  as  such  with  the   Securities   and  Exchange   Commission   (the
"Commission")  pursuant to the Investment Company Act of 1940, as amended,  (the
"Investment  Company Act") and OFI is an investment  adviser  registered as such with the Commission under the Investment Advisers Act of 1940, as amended;

     WHEREAS,  the Fund  desires  that OFI shall act as its  investment  adviser pursuant to this  Agreement  which amends and restates the  Investment  Advisory
Agreement dated January 1, 2005 by and between the Fund and OFI;

     NOW,  THEREFORE,  in  consideration  of the mutual  promises and  covenants hereinafter set forth, it is agreed by and between the parties, as follows:

1.       General Provision.

     The  Fund  hereby  employs  OFI and  OFI  hereby  undertakes  to act as the investment adviser of the Fund and to perform for the Fund such other duties and functions as are hereinafter set forth.  OFI shall, in all matters,  give to the
Fund and its Board of Trustees the benefit of its best judgment,  effort, advice and recommendations and shall, at all times conform to, and use its best efforts to enable the Fund to conform to (i) the  provisions of the  Investment  Company
Act  and  any  rules  or  regulations  thereunder;  (ii)  any  other  applicable provisions of state or Federal law; (iii) the  provisions of the  Declaration of
Trust and By-Laws of the Fund as amended  from time to time;  (iv)  policies and determinations  of the  Board  of  Trustees  of the  Fund;  (v) the  fundamental
policies  and  investment   restrictions   of  the  Fund  as  reflected  in  its
registration statement under the Investment Company Act or as such policies may, from  time to  time,  be  amended  by the  Fund's  shareholders;  and  (vi)  the
Prospectus  and Statement of Additional  Information  of the Fund in effect from time to time. The  appropriate  officers and employees of OFI shall be available upon reasonable notice for consultation with any of the trustees and officers of the Fund with  respect to any matters  dealing  with the business and affairs of the Fund  including the valuation of portfolio  securities of the Fund which are not registered for public sale or are not traded on any securities market.

2.       Investment Management.

     (a) OFI shall,  subject to the direction and control by the Fund's Board of
Trustees,  (i) regularly provide  investment advice and  recommendations  to the
Fund with respect to its investments,  investment  policies and the purchase and sale of securities;  (ii) supervise  continuously the investment  program of the
Fund and the composition of its portfolio and determine what securities shall be purchased or sold by the Fund; and (iii)  arrange,  subject to the provisions of paragraph 7 hereof, for the purchase of securities and other investments for the
Fund  and the  sale of  securities  and  other  investments  held in the  Fund's portfolio.

     (b)  Provided  that the Fund shall not be required to pay any  compensation for services  under this  Agreement  other than as provided by the terms of this
Agreement and subject to the  provisions  of paragraph 7 hereof,  OFI may obtain investment  information,  research or assistance from any other person,  firm or corporation to supplement, update or otherwise improve its investment management services.

     (c)  Provided  that  nothing  herein  shall be deemed to  protect  OFI from willful  misfeasance,  bad faith or gross  negligence in the  performance of its duties,  or  reckless  disregard  of  its  obligations  and  duties  under  this
Agreement,  OFI  shall not be liable  for any loss  sustained  by reason of good faith errors or omissions in connection with any matters to which this Agreement relates.

     (d) Nothing in this Agreement shall prevent OFI or any officer thereof from acting as investment adviser for any other person, firm or corporation or in any way limit or restrict OFI or any of its  directors,  officers,  stockholders  or employees  from buying,  selling or trading any  securities for its or their own account or for the account of others for whom it or they may be acting, provided that  such  activities  will  not  adversely  affect  or  otherwise  impair  the performance by OFI of its duties and obligations under this Agreement.

3.       Other Duties of OFI.

     OFI shall, at its own expense,  provide and supervise the activities of all administrative  and clerical personnel as shall be required to provide effective corporate administration for the Fund, including the compilation and maintenance of such records with respect to its  operations  as may  reasonably be required;
the  preparation  and filing of such reports  with  respect  thereto as shall be required by the  Commission;  composition  of periodic  reports  with respect to operations of the Fund for its shareholders;  composition of proxy materials for meetings of the Fund's  shareholders;  and the composition of such  registration statements  as  may be  required  by  Federal  and  state  securities  laws  for continuous  public  sale of shares of the Fund.  OFI shall,  at its own cost and expense,  also  provide the Fund with  adequate  office  space,  facilities  and equipment.  OFI shall, at its own expense, provide such officers for the Fund as the Board of Trustees may request.

4.       Allocation of Expenses.

     All other costs and expenses of the Fund not expressly assumed by OFI under this  Agreement,  or to be paid by the  Distributor  of the  shares of the Fund, shall be paid by the Fund,  including,  but not  limited  to: (i)  interest  and taxes;  (ii) brokerage  commissions;  (iii) insurance  premiums for fidelity and other coverage  requisite to its operations;  (iv)  compensation and expenses of its trustees other than those deemed  interested  persons of the Fund because of their  association or affiliation  with OFI; (v) legal and audit expenses;  (vi)
custodian and transfer agent fees and expenses;  (vii) expenses  incident to the redemption of its shares; (viii) expenses incident to the issuance of its shares against payment therefor by or on behalf of the subscribers  thereto;  (ix) fees and expenses,  other than as hereinabove provided,  incident to the registration under Federal and state  securities  laws of shares of the Fund for public sale;
(x) expenses of printing  and mailing  reports,  notices and proxy  materials to shareholders  of the Fund;  (xi)  except  as noted  above,  all  other  expenses incidental  to  holding  meetings  of the  Fund's  shareholders;  and (xii) such
extraordinary   non-recurring  expenses  as  may  arise,  including  litigation, affecting the Fund and any legal obligation which the Fund may have to indemnify its officers and trustees with respect thereto. Any officers or employees of OFI or any entity  controlling,  controlled by or under common  control with OFI who also serve as officers,  trustees or employees of the Fund shall not receive any compensation from the Fund for their services.

5.       Compensation of OFI.

     The Fund  agrees to pay OFI and OFI  agrees to accept as full  compensation for the  performance  of all  functions  and duties on its part to be  performed pursuant to the  provisions  hereof,  a fee computed on the  aggregate net asset value of the shares of the Fund as of the close of each business day and payable monthly at the following annual rate:

                .75% of the first $200 million of net assets;
                .72% of the next $200 million;
                .69% of the next $200 million;
                .66% of the next $200 million;
                .60% of the next $200 million;
                .50% of the next $4 billion; and
                .48% of net assets in excess of $5 billion.

6.       Use of Name "Oppenheimer."

     OFI hereby grants to the Fund a royalty-free,  non-exclusive license to use the  name  "Oppenheimer"  in the  name  of the  Fund  for the  duration  of this
Agreement and any  extensions or renewals  thereof.  To the extent  necessary to protect  OFI's  rights to the name  "Oppenheimer"  under  applicable  law,  such license shall allow OFI to inspect and,  subject to control by the Fund's Board, control the nature and  quality of services  offered by the Fund under such name and may,  upon  termination  of this  Agreement,  be terminated by OFI, in which event the Fund shall  promptly take  whatever  action may be necessary to change its name and discontinue any further use of the name  "Oppenheimer"  in the name of the Fund or otherwise.  The name "Oppenheimer" may be used or licensed by OFI in connection with any of its activities, or licensed by OFI to any other party.

7.       Portfolio Transactions and Brokerage.

     (a) OFI is  authorized,  in  arranging  the purchase and sale of the Fund's portfolio  securities,  to employ or deal with such  members  of  securities  or
commodities  exchanges,  brokers  or  dealers  (hereinafter   "broker-dealers"),
including "affiliated" broker-dealers (as that term is defined in the Investment
Company Act), as may, in its best judgment,  implement the policy of the Fund to obtain,  at  reasonable  expense,  the "best  execution"  (prompt  and  reliable execution  at the  most  favorable  security  price  obtainable)  of the  Fund's portfolio  transactions as well as to obtain,  consistent with the provisions of subparagraph (c) of this paragraph 7, the benefit of such investment information or research as will be of  significant  assistance to the  performance by OFI of its investment management functions.

     (b)  OFI  shall  select  broker-dealers  to  effect  the  Fund's  portfolio transactions  on the basis of its  estimate  of their  ability  to  obtain  best execution of particular and related portfolio  transactions.  The abilities of a broker-dealer  to obtain best execution of particular  portfolio  transaction(s)
will be judged by OFI on the basis of all  relevant  factors and  considerations including,  insofar as  feasible,  the  execution  capabilities  required by the transaction or transactions; the ability and willingness of the broker-dealer to facilitate the Fund's portfolio  transactions by  participating  therein for its own account; the importance to the Fund of speed, efficiency or confidentiality;
the broker-dealer's apparent familiarity with sources from or to whom particular securities  might be purchased or sold; as well as any other matters relevant to the selection of a broker-dealer for particular and related  transactions of the
Fund.

     (c) OFI shall have  discretion,  in the  interests of the Fund, to allocate brokerage on the Fund's portfolio transactions to broker-dealers,  other than an
affiliated   broker-dealer,   qualified   to  obtain  best   execution  of  such
transactions who provide  brokerage  and/or research  services (as such services are  defined in Section  28(e)(3) of the  Securities  Exchange  Act of 1934,  as
amended)  for the Fund and/or  other  accounts  for which OFI or its  affiliates exercise "investment discretion" (as that term is defined in Section 3(a)(35) of the  Securities  Exchange Act of 1934,  as amended) and to cause the Fund to pay such  broker-dealers a commission for effecting a portfolio  transaction for the
Fund  that is in  excess  of the  amount  of  commission  another  broker-dealer adequately qualified to effect such transaction would have charged for effecting that  transaction,  if OFI  determines,  in good faith,  that such commission is reasonable in relation to the value of the brokerage  and/or  research  services provided  by such  broker-dealer,  viewed  in terms of  either  that  particular transaction  or the  overall  responsibilities  of OFI  or its  affiliates  with respect to the  accounts as to which they  exercise  investment  discretion.  In reaching  such  determination,  OFI will not be  required to place or attempt to place a specific dollar value on the brokerage and/or research services provided
or  being  provided  by  such   broker-dealer.   In   demonstrating   that  such
determinations  were made in good faith,  OFI shall be prepared to show that all commissions were allocated for purposes  contemplated by this Agreement and that the total commissions paid by the Fund over a representative  period selected by the Fund's trustees were reasonable in relation to the benefits to the Fund.

     (d)  OFI  shall  have no duty or  obligation  to seek  advance  competitive bidding for the most  favorable  commission  rate  applicable to any  particular portfolio  transactions  or to  select  any  broker-dealer  on the  basis of its purported  or "posted"  commission  rate but will,  to the best of its  ability, endeavor  to  be  aware  of  the  current  level  of  the  charges  of  eligible broker-dealers  and to minimize the expense  incurred by the Fund for  effecting its  portfolio  transactions  to the extent  consistent  with the  interests and policies  of the  Fund as  established  by the  determinations  of the  Board of
Trustees of the Fund and the provisions of this paragraph 7.

     (e) The Fund recognizes that an affiliated broker-dealer (i) may act as one of the Fund's regular  brokers for the Fund so long as it is lawful for it so to act; (ii) may be a major  recipient of brokerage  commissions  paid by the Fund;
and  (iii)  may  effect  portfolio   transactions  for  the  Fund  only  if  the
commissions,  fees or other  remuneration  received  or to be received by it are determined in accordance with procedures contemplated by any rule, regulation or order adopted under the Investment  Company Act for  determining the permissible level of such commissions.

8.       Duration.

     This  Agreement  will  take  effect as of the date  first set forth  above.
Unless earlier terminated  pursuant to paragraph 10 hereof, this Agreement shall remain  in  effect  from  year to  year,  so long as such  continuance  shall be approved at least  annually by the Fund's Board of Trustees,  including the vote of the  majority  of the  trustees  of the  Fund  who  are not  parties  to this
Agreement or "interested  persons" (as defined in the Investment Company Act) of any such party,  cast in person at a meeting called for the purpose of voting on such  approval,  or by the holders of a "majority" (as defined in the Investment
Company Act) of the outstanding voting securities of the Fund and by such a vote of the Fund's Board of Trustees.

9.       Disclaimer of Shareholder or Trustee Liability.

     OFI  understands  and agrees  that the  obligations  of the Fund under this
Agreement  are  not  binding  upon  any  shareholder  or  trustee  of  the  Fund personally,  but bind only the Fund and the Fund's property; OFI represents that it has  notice  of the  provisions  of the  Declaration  of  Trust  of the  Fund disclaiming  shareholder  or trustee  liability for acts or  obligations  of the
Fund.

10.      Termination.

     This  Agreement  may be terminated  (i) by OFI at any time without  penalty upon sixty days'  written  notice to the Fund (which notice may be waived by the
Fund);  or (ii) by the Fund at any time without penalty upon sixty days' written notice to OFI (which notice may be waived by OFI) provided that such termination by the Fund shall be  directed  or  approved by the vote of a majority of all of the  trustees  of the Fund  then in office  or by the vote of the  holders  of a
"majority" of the outstanding  voting  securities of the Fund (as defined in the
Investment Company Act).

11.      Assignment or Amendment.

     This  Agreement  may not be amended or the  rights of OFI  hereunder  sold,
transferred,   pledged  or  otherwise  in  any  manner  encumbered  without  the affirmative  vote or written  consent of the  holders of the  "majority"  of the outstanding  voting  securities of the Fund. This Agreement shall  automatically and immediately  terminate in the event of its  "assignment"  (as defined in the
Investment Company Act).

12.     Definitions.

     The terms and provisions of the Agreement  shall be interpreted and defined in a manner  consistent with the provisions of and definitions in the Investment
Company Act.

                                          OPPENHEIMER INTERNATIONAL BOND FUND

                                          By:   /s/ Robert G. Zack
                                                Robert G. Zack
                                                Vice President and Secretary

                                           OPPENHEIMERFUNDS, INC.

                                           By:    /s/ John V. Murphy
                                                  John V. Murphy
                                                 Chairman, President and
                                                 Chief Executive Officer